REVISED EXHIBIT A

To the Amended Expense Limitation Agreement dated May 1, 2007, by and between Allianz Variable Insurance Products Fund of Funds Trust and Allianz Life Advisors, LLC (now Allianz Investment Management LLC).

Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2013.  The Operating Expense Limit for each Fund is as follows:
Name of Fund                                                                                  Expense Limitation

AZL Fusion Balanced Fund                                                                    0.30%
AZL Fusion Moderate Fund                                                                   0.30%
AZL Fusion Growth Fund                                                                       0.30%
AZL Fusion Conservative Fund                                                             0.35%
AZL Balanced Index Strategy Fund                                                       0.20%
AZL Growth Index Strategy Fund                                                           0.20%
AZL MVP Balanced Index Strategy Fund                                              0.20%
AZL MVP BlackRock Global Allocation Fund                                      0.15%*
AZL MVP Fusion Balanced Fund                                                           0.30%
AZL MVP Fusion Moderate Fund                                                          0.30%
AZL MVP Growth Index Strategy Fund                                                 0.20%
AZL MVP Invesco Equity and Income Fund                                        0.15%*

*The Fund’s Operating Expense Limit is reduced, on a temporary basis, to 0.10%.  This temporary reduction may be discontinued at any time.

Acknowledged:

Allianz Variable Insurance Products Fund of Funds Trust

By:    /s/ Brian Muench
Name:  Brian J. Muench
Title:  President

Allianz Investment Management LLC

By:    /s/ Brian Muench
Name:  Brian J. Muench
Title:  President

Updated:  11/1/2011